Exhibit 99.3

CONSENT OF DIRECTOR
I hereby consent to being named as a person who will become a director of SolarWinds Corporation, a Delaware corporation (the “Company”), in the Registration Statement on Form S-1, as amended (File No. 333-227479), filed by the Company with the Securities and Exchange Commission (the “Registration Statement”) to the disclosure under the caption “Management” in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: October 5, 2018

/s/ Catherine Kinney
Catherine Kinney